Exhibit 99.(n)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of Brookfield Infrastructure Income Fund Inc. as filed with the Securities and Exchange Commission on or about September 7, 2023.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
September 7, 2023